                                                                     EXHIBIT 3.3

                                                            [STAMP APPEARS HERE]


                           ARTICLES OF ORGANIZATION
                                      OF
                  AMARILLO ACUTE DIALYSIS SPECIALISTS, L.L.C.
                 --------------------------------------------

                                  ARTICLE ONE

     The name of the limited liability company is

                  AMARILLO ACUTE DIALYSIS SPECIALISTS, L.L.C.

                                  ARTICLE TWO

     The period of duration of the Company shall be perpetual or until the termination of the company in accordance with regulations of the company.

                                 ARTICLE THREE

     The purpose for which the company is organized is the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.


                                 ARTICLE FOUR

     The registered agent of the limited liability company is CT Corporation System and the address of its registered office in the State is c/o CT Corporation System, 350 N. St. Paul Street, Dallas, Texas 75201.


                                 ARTICLE FIVE

          The names and addresses of the members are as follows:

               Name                          Address
               ----                          -------

          Martin Fox                    6300 E. El Dorado Plaza, Suite 100
                                        Tucson, Arizona 85715

          Thomas Creel                  1113 Furlong Drive,
                                        Libertyville, Illinois 60048

     The management of the Company will be vested in the members, the Company will not have managers.

                                  ARTICLE SIX

     The name and addressee of the organizer is as follows:

               Name                          Address
               ----                          -------

          Kimberley E. Bender           150 North Michigan Avenue
                                        Suite 3100
                                        Chicago, IL 60601

     IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of May, 1995.


                                                  /s/ Kimberley E. Bender
                                                 -------------------------
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                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF ORGANIZATION
                                      OF
                  AMARILLO ACUTE DIALYSIS SPECIALISTS, L.L.C.
                  -------------------------------------------


          Pursuant to the provisions of Article 3.06 of the Texas Limited Liability Company Act (the "Act"), the undersigned company adopts the following Articles of Amendment to its Articles of Organization:

                                   ARTICLE I

The name of the limited liability company is:

                  AMARILLO ACUTE DIALYSIS SPECIALISTS, L.L.C.

                                  ARTICLE II

ARTICLE FIVE of the Articles of Organization is hereby amended so as to read as follows:

                    The name and address of the sole member are as follows:

                    HOME DIALYSIS OF AMERICA, INC.
                    6300 E. El Dorado Plaza, Suite 100
                    Tucson, AZ  85715

                                  ARTICLE III

The amendment to the Articles of Organization set forth in Article II above was approved and adopted by the members of the company pursuant Section D of Article
2.23 of the Act on May 24, 1995.

Dated: March 20, 1996.

                                                  AMARILLO ACUTE DIALYSIS
                                                  SPECIALISTS, L.L.C.


                                             By:  HOME DIALYSIS OF AMERICA, INC.

                                             By:  /s/ Martin Fox
                                                  ------------------------------
                                             Its: President